FOR IMMEDIATE RELEASE

NORDSON CORPORATION CHAIRMAN AND CEO EDWARD P. CAMPBELL
TO DISCUSS COMPANY’S STRATEGIES AND SHORT-TERM DATA
AT JPMORGAN BASICS & INDUSTRIALS CONFERENCE

WESTLAKE, Ohio – June 6, 2006 – Nordson Corporation (Nasdaq: NDSN) today announced that
Edward P. Campbell, chairman and CEO, speaking at the JPMorgan Basics & Industrials Conference at 11:00 a.m. EDT in New York City, will discuss company strategies, recent performance, and short-term trends in orders.

Investors can access a live webcast of Campbell’s presentation online at http://equityconferences.jpmorgan.com. Individuals wanting to listen to the webcast should logon to the Web site at least 15 minutes prior to the start of the presentation to download and install any necessary software. A replay of the webcast will be available online until June 27, 2006. The slide portion of Campbell’s presentation will also be available at www.nordson.com.

Except for historical information and comparisons contained herein, statements included in this release may constitute “forward-looking statements,” as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company’s filings with the Securities and Exchange Commission that could cause actual results to differ.

Nordson Corporation is one of the world’s leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 3,600 employees worldwide, and direct operations and sales support offices in 30 countries.

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Contact:	Derrick Johnson, Director, Corporate Communications
Phone:	440.414.5639
E-mail:	djohnson@nordson.com